UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2007

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Bylaws

On December 4, 2007, our Board of Directors adopted the amended and restated bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference. The changes to the bylaws include the addition of an advance notice provision, whereby if a shareholder wishes to present a proposal at our annual meeting otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the shareholder must provide us timely notice and follow the other procedures contained in the amended bylaws. Other changes in the amended bylaws include the addition of the reimbursement of expenses in connection with director and officer indemnification, changes to facilitate the electronic ownership of our common stock, a provision to allow a majority of the directors to call a special board meeting and director removal by the stockholders without cause. The foregoing description is qualified in its entirety by reference to the actual bylaws.

Item 9.01 Financial Statements and Exhibits.

3.1 Bylaws of Penske Automotive Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 7, 2007	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Penske Automotive Group, Inc.